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                                                                      Exhibit 15

August 7, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated July 12,2000 on our review of interim financial information of Life Technologies, Inc. (the Company) as of June 30, 2000 and for the three-month and six-month periods ended June 30,2000 and 1999, included in the Company's quarterly report on Form 10-Q for the quarter ended June 30,2000, is incorporated by reference in the Company's Registration Statements on Form S-8, Registration No. 333-28607, Registration No. 333-03773, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's Registration Statement on Form S-3, Registration No. 33-29536.




/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

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